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                                                                      EXHIBIT 12

                          QUANTITATIVE ADVISORS, INC.
                          ---------------------------

                               ADVISORY CONTRACT
                               -----------------

     Advisory Contract ("Contract") dated as of January 31, 1999, between QUANTITATIVE ADVISORS, INC., a Massachusetts corporation (the "Manager") and POLARIS CAPITAL MANAGEMENT, INC., a Massachusetts Corporation (the "Advisor").

     Witnesseth:

     That in consideration of the mutual covenants herein contained, it is agreed as follows:

1.   SERVICES TO BE RENDERED BY ADVISOR TO TRUST.

     (a) Subject always to the control of the trustees (the "Trustees") of Quantitative Group of Funds, a Massachusetts business trust (the "Trust"), and the Manager, the Advisor, at its expense, will furnish continuously an investment program for the Quantitative Foreign Value Fund (the "Fund") of the Trust. The Advisor will determine what securities shall be purchased, held, sold or exchanged by the Fund and what portion, if any, of the assets of the Fund shall be held uninvested and shall, on behalf of the Fund, make changes in the Fund's investments. In the performance of its duties, the Advisor will comply with the provisions of the Agreement and Declaration of Trust and By-Laws of the Trust, as amended, and the stated investment objectives, policies and restrictions of the Fund as set forth in the then current Prospectus and/or Statement of Additional Information of the Trust and with other written policies which the Trustees or the Manager may from time-to-time determine and of which the Advisor has received notice. In furnishing an investment program to the Fund and in determining what securities shall be purchased, held, sold or exchanged by the Fund, the Advisor shall (1) comply in all material respects with all provisions of applicable law governing its duties and responsibilities hereunder, including, without limitation, the Investment Company Act of 1940 (the "1940 Act"), and the Rules and Regulations thereunder; the Investment Advisors Act of 1940, and the Rules and Regulations thereunder; the Internal Revenue Code of 1986, as amended (the "Code"), relating to regulated investment companies and all Rules and Regulations thereunder; the Insider Trading and Securities Fraud Enforcement Act of 1988; and such other laws as may be applicable to its activities as Advisor to the Fund and (2) use its best efforts to manage the Fund so that the Fund will qualify, and continue to qualify, as a regulated investment company under Subchapter M of the Code and regulations issued thereunder. The Advisor shall make its officers and employees available to the Manager or Trustees from time-to-time at reasonable times to review investment policies of the Fund and to consult with the Manager or Trustees regarding the investment affairs of the Fund.

     (b) The Advisor, at its expense, will (1) furnish all necessary investment and management facilities, including salaries of personnel, required for it to execute its duties
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hereunder, (2) keep records relating to the purchase, sale or current status of portfolio securities, (3) provide clerical personnel and equipment necessary for the efficient rendering of investment advice to the Fund, (4) furnish to the Manager such reports and records regarding the Fund and the Advisor as the Manager or Trustees shall from time-to-time request, and, (5) upon reasonable notice, review written references to the Advisor, or its methodology, whether in a Prospectus, Statement of Additional Information, sales material or otherwise. The Advisor shall have no obligation with respect to the determination of the Fund's net asset value, except to provide the Trust's custodian with information as to the securities held in the Fund's portfolio. The Advisor shall not be obligated to provide shareholder accounting services.

     (c) The Advisor shall place all orders for the purchase and sale of portfolio investments for the Fund's account with brokers or dealers selected by the Advisor. In the selection of such brokers or dealers and the placing of such orders, the Advisor shall use its best efforts to obtain for the Fund the most favorable price and execution available, except to the extent that it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. In using its best efforts to obtain for the Fund the most favorable price and execution available, the Advisor, bearing in mind the Fund's best interests at all times, shall consider all factors it deems relevant, including by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, if any, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker or dealer involved and the quality of service rendered by the broker or dealer in other transactions. Subject to such written policies as the Trustees or the Manager may determine, and of which the Advisor has received notice and which the Advisor has accepted in writing, the Advisor shall not be deemed to have acted unlawfully or to have breached any duty created by this Contract or otherwise solely by reason of its having caused the Fund to pay a broker or dealer that provides brokerage and research services to the Advisor and/or the Manager an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Advisor determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Advisor's and/or Manager's overall responsibilities with respect to the Trust and to other clients as to which the Advisor and/or Manager or persons controlled by or under common control with the Advisor and/or Manager exercise investment discretion. The Advisor agrees that in connection with purchase or sales of portfolio instruments for the Fund's account, neither the Advisor nor any officer, director, employee or agent of the Advisor shall act as principal or receive any commission other than as provided in Section 3.

     (d) The assets of the Fund shall be held by the Trust's custodian in an account which the Trust has directed the Custodian to open. The Advisor shall at no time have custody or physical control of any of the assets of the Fund. The Manager shall cause such custodian to provide the Advisor with such information and reports concerning the Fund or its assets as the Advisor may from time to time reasonably request and to accept
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instructions from the Advisor with respect to such assets and transactions by the Fund in the performance of the Advisor's duties hereunder. The Advisor shall have no liability or obligation to pay the cost of such custodian or any of its services.

     (e) Advice rendered to the Fund shall be confidential and may not be used by any shareholder, Trustee, officer, director, employee or agent of the Trust or of the Manager or by the advisor of any other fund of the Trust. Non-public information provided to the Manager on a confidential basis regarding the methodology of the Advisor shall not be made publicly available by the Manager, except that such information may be disclosed to the Trustees and may be disclosed to the extent necessary to comply with the federal and state securities laws and, after notice to the Advisor, upon order of any court or administrative agency or self regulatory organization of which the Manager or its affiliates are members.

     (f) The Advisor shall not be obligated to pay any expenses of or for the Fund not expressly assumed by the Advisor pursuant to this Section 1.

2.   OTHER AGREEMENTS, ETC.

     It is understood that any of the shareholders, Trustees, officers and employees of the Trust may be a shareholder, partner, director, officer or employee of, or be otherwise interested in, the Advisor, and in any person controlled by or under common control with the Advisor, and that the Advisor and any person controlled by or under common control with the Advisor may have an interest in the Trust. It is also understood that the Advisor and persons controlled by or under common control with the Advisor have and may have advisory, management, service or other contracts with other organizations (including other investment companies and other managed accounts) and persons, and may have other interests and businesses.

     Nothing in this Contract shall prohibit the Advisor or any of its affiliates from providing any services for any other person or entity or limit the services which the Advisor or any such affiliate can provide to any person or entity. The Manager understands and agrees that the Advisor and its affiliates perform investment advisory and investment management services for various clients other than the Manager and the Trust. The Manager agrees that the Advisor and its affiliates may give advice and take action in the performance of duties with respect to any other client which may differ from advice given, or the timing or nature of action taken, with respect to the Fund. Nothing in this Contract shall be deemed to impose upon the Advisor any obligation to purchase or sell or to recommend for purchase or sale for the Fund any security or other property which the Advisor or any of its affiliates may purchase or sell for its own account or for the account of any other client, so long as it continues to be the policy and practice of the Advisor not to favor or disfavor consistently or consciously any client or class of clients in the allocation of investment opportunities, so that to the extent practical, such opportunities will be allocated among clients over a period of time on a fair and equitable basis.
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3.   COMPENSATION TO BE PAID BY THE MANAGER TO THE ADVISOR

     The Manager will pay to the Advisor, as compensation for the Advisor's services rendered and for the expenses borne by the Advisor pursuant to Section 1, a fee, computed and paid monthly at the annual rate of (i) 0.35% of the aggregate average daily net asset value of the Fund for assets in the Fund up to $30,000,000 and (ii) 0.50% of the aggregate average daily net asset value of the Fund for assets in the Fund over $30,000,000. Such fee shall be paid by the Manager and not by the Fund out of the management fee paid by the Trust to the Manager pursuant to the Management Contract between the Manager and the Trust or out of any other funds available to the Manager. Such average daily net asset value of the Fund shall be determined by taking an average of all the determinations of such net asset value during such month at the close of business on each business day, and for non-business days, the net asset value determined on the previous business day, during such month while this Contract is in effect. Such fee shall be payable for each month within 30 days after the end of each month.

     If the Advisor shall serve for less than the whole of a month, the foregoing compensation shall be prorated.

4.   ASSIGNMENT TERMINATES THIS CONTRACT; AMENDMENTS TO THIS CONTRACT

     This Contract shall automatically terminate, without the payment of any penalty, in the event of its assignment or in the event that the Management Contract between the Trust and the Manager is terminated generally, or with respect to the Fund; and this Contract shall not be amended unless (i) such amendment is approved at a meeting by an affirmative vote of a majority of the outstanding shares of the Fund, and (ii) by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees of the Trust who are not interested persons of the Trust or of the Manager or of the Advisor. Notwithstanding the foregoing, shareholder approval will not be required for amendments to this Contract if the Fund obtains an exemptive order from the Securities and Exchange Commission permitting amendments to this Contract without shareholder approval.

5.   EFFECTIVE PERIOD AND TERMINATION OF THIS CONTRACT.

     This Contract shall become effective on January 31, 1999 or such other time as shall be agreed upon by the Manager and the Advisor, and shall remain in full force and effect as to the Fund continuously thereafter (unless terminated automatically as set forth in Section 4) until terminated as follows:

          (a) The Trust or the Manager may at any time terminate this Contract as to the Fund by not more than sixty days' or less than thirty days' written notice delivered or mailed by registered mail, postage prepaid, to the Advisor, or
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          (b)  The Advisor may at any time terminate this Contract as to the
Fund by not less than one hundred fifty days' written notice delivered or mailed by registered mail, postage prepaid, to the Manager, provided, however, that if the Manager has violated or breached any material provision of this Contract and has failed to cure said breach within thirty days of receipt of written notification of the breach from the Advisor, the Advisor may thereupon terminate this Contract or

          (c) If (i) the Trustees of the Trust, or the shareholders by the affirmative vote of a majority of the outstanding shares of the Fund, and (ii) a majority of the Trustees of the Trust who are not interested persons of the Trust or of the Manager or of the Advisor, by vote cast in person at a meeting called for the purpose of voting on such approval, do not specifically approve at least annually the continuance of this Contract, then this Contract shall automatically terminate as to the Fund at the close of business on the second anniversary of the effective date hereof or the expiration of one year from the effective date of the last such continuance, whichever is later; provided, however, that if the continuance of this Contract is submitted to the shareholders of the Fund for their approval and such shareholders fail to approve such continuance of this Contract as provided herein, the Advisor may continue to serve hereunder in a manner consistent with the 1940 Act and the Rules and Regulations thereunder.

     Action by the Trust under (a) above may be taken either (i) by vote of a majority of its Trustees, or (ii) by the affirmative vote of a majority of the outstanding shares of the Fund.

     Termination of this Contract pursuant to this Section 5 shall be without the payment of any penalty.

6.   CERTAIN DEFINITIONS

     For the purposes of this Contract, the "affirmative vote of a majority of the outstanding shares" means the affirmative vote, at a duly called and held meeting of shareholders, (a) of the holders of 67% or more of the shares of the Trust or the Fund, as the case may be, present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of the Trust or the Fund, as the case may be, entitled to vote at such meeting are present in person or by proxy, or (b) of the holders of more than 50% of the outstanding shares of the Trust or the Fund, as the case may be, entitled to vote at such meeting, whichever is less.

     For the purposes of this Contract, the terms "affiliated person", "control", "interested person" and "assignment" shall have their respective meanings defined in the 1940 Act and the Rules and Regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission ("SEC") under said Act; the term "specifically approve at least annually" shall be construed in a manner consistent with the 1940 Act and the Rules and Regulations thereunder; and the term "brokerage and research services" shall have the meaning given by the Securities Exchange Act of 1934 and the Rules and Regulations thereunder.
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7.   NONLIABILITY OF ADVISOR.

     Notwithstanding any other agreement to the contrary, in the absence of willful misfeasance, bad faith or gross negligence on the part of the Advisor, its partners, officers, directors, employees or agents or reckless disregard of the Advisor's obligations and duties hereunder, neither the Advisor nor its officers, directors, employees or agents shall be subject to any liability to the Trust or to the Manager, or to any shareholder of the Trust, for any act or omission in the course of, or connected with, rendering services hereunder, unless the Advisor is claiming indemnity from any of them in connection herewith, but then only to the extent of the indemnity obtained.

8.   VOTING OF SECURITIES.

     The Advisor shall have the power to vote, either in person or by proxy, all securities in which assets of the Fund may be invested from time to time and shall not be required to seek or take instructions from the Manager or the Trustees of the Trust, or to take any action, with respect thereto.

9.   REPRESENTATIONS AND COVENANTS OF THE MANAGER.

     (a) The Manager represents that the terms of this Contract do not violate any obligation by which it is bound, whether arising by contract, operation of law or otherwise, and that it has the power, capacity and authority to enter into this Contract and to perform in accordance herewith. In addition, the Manager represents, warrants and covenants to the Advisor that it has the power, capacity and authority to commit the Trust to this Contract; that a true and complete copy of the Agreement and Declaration of Trust and By-Laws of the Trust and the stated objectives, policies and restrictions of the Fund have been delivered to the Advisor; and that true and complete copies of every amendment thereto will be delivered to the Advisor as promptly as practicable after the adoption thereof. The Manager agrees that notwithstanding any other provision of this Contract to the contrary, the Advisor will not be bound by any such amendment until the Advisor has received a copy thereof and has had a reasonable opportunity to review it.

     (b) The Manager shall indemnify and hold harmless the Advisor, its partners, officers, employees and agents and each person, if any, who controls the Advisor within the meaning of any applicable law (each individually an "Indemnified Party") from and against all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable fees and other expenses of an Indemnified Party's counsel, other than attorneys' fees and costs in relation to the preparation of this Contract; each party bearing responsibility for its own such costs and fees), joint or several, (other than liabilities, losses, expenses, attorneys' fees and costs or damages arising from the failure of the Advisor to perform its responsibilities hereunder or claims arising from its acts or failure to act in performing this Contract) to which the Advisor or any other Indemnified Party may become subject under any federal or state law as a result of any failure of the Manager or, if caused by any failure of the Manager, of the Trust or the Fund, to disclose a material fact, or any omission by the Manager, or, if caused by any failure of the Manager, of the Trust or the Fund, to disclose a material fact, in any document relating to the Trust or the Fund, except any failure or omission caused solely by (i) the incorporation in any such document of information relating to the Advisor which is furnished to the Manager in writing by or with the consent of the Advisor expressly for inclusion in such document or (ii) a breach, of which the Manager was not aware, by the Advisor of its duties hereunder. With respect to any claim for which an Indemnified Party is entitled to indemnity hereunder, the Manager shall assume the reasonable expenses and costs (including any reasonable attorneys' fees and costs) of the Indemnified Party or investigating and/or defending any claim asserted or threatened by any party, subject always to the Manager first receiving a written undertaking from the Indemnified Party to repay any amounts paid on its behalf in the event and to the extent of any subsequent determination that the Indemnified Party was not entitled to indemnification hereunder with respect of such claim.

          (c) No public reference to, or description of, the Advisor or its methodology or work shall be made by the Manager or the Trust, whether in a prospectus, Statement of Additional Information or otherwise, unless the Manager provides the Advisor with a reasonable opportunity to review any such reference or description prior to the first use of such reference or description..

          (d) The Manager covenants to the Advisor that, during the term of this Agreement, the Trust and the Manager shall not knowingly solicit any multiemployer plan subject to the Taft-Hartley Act or any governmental plan described in Sections 401(a)(24) or 818(a)(6) of the Code (or portions thereof and/or any group of such plans and/or trusts) (collectively "Plan Investors") to purchase or hold shares of beneficial interest in the Fund or knowingly solicit any advisor for a Plan Investor to purchase shares of beneficial interest in the Fund for such Plan Investors or to advise such Plan Investors to purchase Fund shares. The Manager acknowledges that the Advisor is party to a non-competition covenant that restricts the Advisor's ability to provide investment advisory services, directly or indirectly, to any such Plan Investors and, accordingly, that this covenant is a material provision of this Contract.

10.  REPRESENTATIONS AND COVENANTS OF THE ADVISOR.

          (a) The Advisor represents that the terms of this Contract do not violate any obligation by which it is bound, whether arising by contract, operation of law, or otherwise, and that it has the power, capacity and authority to enter into this Contract and to perform in accordance herewith.

          (b) The Advisor shall immediately notify the Manager in the event that the Advisor or any of its affiliates: (1) becomes aware that it is subject to a statutory disqualification that prevents the Advisor from serving as investment advisor pursuant to this Contract; or (2) becomes aware that it the subject of an administrative proceeding or enforcement action by the SEC or any other regulatory authority. The Advisor further agrees to notify the Manager immediately of any material fact known to the Advisor respecting or relating to the Advisor that is not contained in the Trust's Registration Statement regarding the Fund, or any amendment or supplement thereto, but that is required to be disclosed therein, and of any statement contained therein that becomes untrue in any material respect.

          (c) The Advisor agrees to maintain such books and records with respect to its services to the Fund as are required under the 1940 Act, and rules adopted thereunder, and by other applicable legal provisions, and to preserve such records for the periods and in the manner required by that Section, and those rules and legal provisions. The Advisor also agrees that records it maintains and preserves pursuant to Rule 31a-1 and Rule 31a-2 under the 1940 Act and otherwise in connection with its services hereunder are the property of the Trust and will be surrendered promptly to the Trust upon its request. The Advisor further agrees that it will furnish to regulatory authorities having the requisite authority any information or reports in connection with its services hereunder which may be requested in order to determine whether the operations of the Fund are being conducted in accordance with applicable laws and regulations.

          (d) The Advisor shall provide the Manager with quarterly representations regarding the compliance of its' employees with the Advisor's code of ethics governing personal securities transactions. The Advisor shall provide the Manager with copies of any revisions to its code of ethics.

          (e) The Advisor shall indemnify and hold harmless the Manager, the Fund, their partners, officers, employees and agents and each person, if any, who controls the Manager or Fund within the meaning of any applicable law (each individually an "Indemnified Party") from and against all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable fees and other expenses of an Indemnified Party's counsel, other than attorneys' fees and costs in relation to the preparation of this Contract; each party bearing responsibility for its own such costs and fees), joint or several, (other than liabilities, losses, expenses, attorneys' fees and costs or damages arising from the failure of the Manager to perform its responsibilities hereunder or claims arising from its acts or failure to act in performing this Contract) arising from Advisor's (or its respective agents and employees) failure to perform its duties and assume its obligations hereunder, including any action or claim against the Manager based on any alleged untrue statement or misstatement of a material fact made or provided in writing by or with the consent of Advisor contained in any registration statement, prospectus, shareholder report or other information or materials relating to the Fund and shares issued by the Fund, or the failure or alleged failure to state a material fact therein required to be stated in order that the statements therein are not misleading, which fact should have been made known or provided by the Advisor to the Manager. With respect to any claim for which an Indemnified Party is entitled to indemnity hereunder, the Advisor shall assume the reasonable expenses and costs (including any reasonable attorneys' fees and costs) of the Indemnified Party of investigating and/or defending any claim asserted or threatened by any party, subject always to the Advisor first receiving a written undertaking from the Indemnified Party to repay any amounts paid on its behalf in the event and to the extent of any subsequent determination that the

Indemnified Party was not entitled to indemnification hereunder with respect of such claim.

11.  NON-COMPETITION COVENANT.

          (a) For a period of two years from May 18, 1998, the Advisor shall not, and the Advisor shall use its best efforts to cause its affiliates not to, directly or indirectly, whether as owner, part-owner shareholder, partner, member, trustee, director, officer, employee, agent or consultant, or in any other capacity on behalf of itself or any firm, corporation or other business organization other than the Fund, provide any advisory services to any registered investment company offered within the United States with the investment purpose of investing exclusively in non-US securities.

          (b) During the term of this Contract, the Advisor shall not, and the Advisor shall use its best efforts to cause its affiliates not to, directly or indirectly, whether as owner, part-owner shareholder, partner, member, trustee, director, officer, employee, agent or consultant, or in any other capacity on behalf of itself or any firm, corporation or other business organization other than the Fund, knowingly solicit any shareholder of the Fund, or knowingly engage in any other activity, for the purpose (which need not be the sole or primary purpose), or with the intended effect, of causing any shareholder to withdraw any assets from the Fund (referred to herein as the "Shareholder Competitive Activity"). Shareholder Competitive Activity shall not include any activities undertaken by the Advisor pursuant to the Solicitor's and Representatives Agreement dated May 18, 1998 between the Manager and the Advisor.

          (c) In addition to, and not in limitation of, the provisions of Sections 11(a) and 11(b) hereof, the Advisor agrees that, for the benefit of the Fund and the Manager, from and after the termination of this Agreement and continuing for six months following such termination, the Advisor shall not knowingly, and the Advisor shall use its best efforts to cause its affiliates not to, directly or indirectly, whether as owner, part-owner shareholder, partner, member, trustee, director, officer, employee, agent or consultant, or in any other capacity on behalf of itself of any firm, corporation or other business organization other than the Fund engage in any Shareholder Competitive Activity; provided, however, that upon a termination of this Contract under
Section 5(a) without Cause (as defined in Section 11(d) below) or under Section 5(b) due to a breach of this Contract by the Manager, this Section 11(c) shall be void and of no further force and effect.

          (d) For the purposes of Section 11(b) above, "Cause" shall mean any of the following:

              (i) The Advisor has engaged in any criminal act which is or involves either (A) a violation of federal or state securities laws or regulations or (B) a crime involving dishonesty or other serious felony offense and has been convicted (whether or not subject to appeal) or pled nolo contendere (or any similar plea) to any criminal offense in connection with or relating to such act; or

              (ii) The Advisor has violated or breached any material provision of this Contract and has failed to cure said breach within thirty days of receipt of written notification of the breach from the Manager, and the Manager, acting in good faith, has determined that harm that is not immaterial or insignificant has or is likely to occur to the Trust, the Fund or the Manager as a result of such violation, breach or activity.

          (e) The Advisor, the Fund, and the Manager agree that the periods of time and the limited geographic area applicable to the covenants of this Section 11 are reasonable in view of: (i) the Advisor's receipt of the payments specified in Section 3 above; (ii) the geographic scope and nature of the business in which the Fund is engaged; (iii) the Advisor's knowledge of the Fund's businesses; and (iv) the parties' relative relationships with the shareholders of the Fund. However, if such period or such area should be adjudged unreasonable in any judicial proceeding, then the period of time shall be reduced by the number of months or such area shall be reduced by such portion of such area, or both, as are deemed unreasonable, so that this covenant may be enforced in such maximum area and during such maximum period of time as are adjudged to be reasonable.]

12.  USE OF NAME.

     It is understood that the name of the Fund (as it may be changed from time to time while the Advisor provides services pursuant to this Contract) or any derivative thereof or logo associated with that name is the valuable property of the Trust and/or its affiliates, and that the Advisor has the right to use such name (or derivative or logo) only with the approval of the Manager and only so long as the Advisor is Advisor to the Trust and/or the Fund. Upon termination of this Contract the Advisor shall forthwith cease to use such name (or derivative or logo).

     It is further understood that the name of the Advisor and the name "Cloud Hill Conference Companies" (as they may be changed from time to time while the Advisor provides services pursuant to this Contract) or any derivative thereof or logo associated with those names is the valuable property of the Advisor and/or its affiliates, and that the Trust has the right to use such names (or derivatives or logos) only with the approval of the Advisor, which shall not be unreasonably withheld, and only so long as the Advisor is Advisor to the Trust and/or the Fund.

13.  GOVERNING LAW.

     This Contract shall be governed by, and construed and enforced in accordance with, the substantive laws of The Commonwealth of Massachusetts without regard to its principles of conflicts of laws, except to the extent such laws shall be preempted by the Investment Company Act of 1940 or by other applicable laws.

14.  INDEPENDENT CONTRACTOR.

     Advisor shall for all purposes of this Contract be deemed to be an independent contractor and, except as otherwise expressly provided herein, shall have no authority to act for, bind or represent the Fund in any way or otherwise be deemed to be an agent of the Fund. Likewise, the Fund, the Manager and their affiliates, agents and employees shall not be deemed agents of the Advisor and shall have no authority to bind the Advisor.

15.  MISCELLANEOUS.

          (a) The captions of this Contract are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

          (b) In the event that the Advisor or Manager is or becomes a party to any action or proceedings in respect of which indemnification may be sought hereunder, the party seeking indemnification shall promptly notify the other party thereof. The party from whom indemnification is sought shall not be liable hereunder for any settlement of any action or claim effected without its written consent, which consent shall not be reasonably withheld.

          (c) This Contract may be executed in one or more counterparts, all of which taken together shall be deemed to constitute one and the same instrument.

     IN WITNESS WHEREOF, QUANTITATIVE ADVISORS, INC. and POLARIS CAPITAL MANAGEMENT, INC. have each caused this instrument to be signed in duplicate in its behalf, all as of the day and year first above written.

                                        QUANTITATIVE ADVISORS, INC.



                                        By
                                          ---------------------------
                                          Willard L. Umphrey
                                          President

                                        POLARIS CAPITAL
                                        MANAGEMENT, INC.



                                        By
                                          --------------------------
                                          Name:

                                          Title:

                  AMENDMENT NO. I TO THE AMENDED AND RESTATED
                     AGREEMENT AND DECLARATION OF TRUST OF
                         U.S. BOSTON INVESTMENT COMPANY

     We, the undersigned, being all of the Trustees of U.s. Boston Investment Company, a Massachusetts business trust created and existing under an Amended and Restated Agreement and Declaration of Trust dated as of April 2, 1990, (the "Agreement") , a copy of which is on file in the office of the Secretary of State of the Commonwealth of Massachusetts, do hereby certify that the following amendment to said Agreement has been authorized by the unanimous vote of the Trustees, taken at a meeting held for that purpose on July 14, 1993, consistent with Article IX, Section 7 of the Agreement, and do hereby amend said Agreement as follows:

     By amending Section 1 of ARTICLE I to read in its entirety as follows:

     "Section 1. This Trust shall be known as "The Quantitative Group of Funds", and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine."

     The foregoing Amendment shall become effective as of the close of business July 18, 1993.

     IN WITNESS WHEREOF, we have hereunto set our hands and common Seal, for ourselves and our successors and assigns.

______________________
Robert M. Armstrong

______________________
John M. Bulbrook

______________________
Joseph H. Newberg

______________________
Willard L. Umphrey

______________________
Edward A. Bond, Jr.

______________________
Edward E. Burrows

______________________
Leon Okurowski